Exhibit 99.1 PRESS RELEASE, DATED MAY 31, 2016, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2016

EnerSys Reports Fourth Quarter and Full Year Fiscal 2016 Results
Reading, PA, USA, May 31, 2016 -- EnerSys (NYSE: ENS) the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year of fiscal 2016, which ended on March 31, 2016.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2016 were $9.3 million, or $0.21 per diluted share, including an unfavorable highlighted net of tax impact of $36.2 million or $0.82 per share from non-cash charges relating to impairment of goodwill and other assets, as well as, cash and non-cash charges or credits from our restructuring plans and other highlighted items described in further detail below.

The Net earnings of $0.21 per diluted share compares to Net earnings of $0.57 per diluted share for the fourth quarter of fiscal 2015, which included an unfavorable highlighted net of tax impact of $27.2 million or $0.58 per share from non-cash charges relating to impairment of goodwill and other assets, as well as, cash and non-cash charges or credits from our restructuring plans and other highlighted items.

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2016, on a non-GAAP basis, were $1.03, which would exceed the guidance of $0.98 to $1.02 per diluted share given by the Company on
January 28, 2016. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.15 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and fiscal years ended March 31, 2016 and 2015.

Net sales for the fourth quarter of fiscal 2016 were $611.4 million, a decrease of 3% from the prior year fourth quarter net sales of $629.9 million and a 7% sequential quarterly increase from the third quarter of fiscal 2016 net sales of $573.6 million. The 3% decrease compared to prior year quarter was largely the result of a 2% decrease each in organic volume and foreign currency translation impact, partially offset by an increase of 1% from acquisitions.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2016 and 2015 are as follows:

	Quarter ended
	($ millions)
	March 31, 2016	March 31, 2015
Net sales by segment
Americas	$330.2	$344.0
EMEA	204.5	231.2
Asia	76.7	54.7

Total net sales	$611.4	$629.9

Operating earnings
Americas	$49.8	$42.6
EMEA	21.4	30.0
Asia	(0.7)	0.6
Restructuring and other exit charges - Americas	(0.6)	—
Restructuring and other exit charges - EMEA	(4.8)	(3.4)
Restructuring charges - Asia	(0.5)	(2.0)
Impairment of goodwill and indefinite-lived intangibles - Americas	(33.0)	(23.1)
Goodwill and fixed assets impairment charge - EMEA	(3.3)	(0.8)
ERP system implementation - Americas	(1.3)	(0.6)
Charges relating to sale of facility - Asia	(0.9)	—
Acquisition activity expense - Americas	(0.1)	—
Acquisition activity expense - Asia	(0.1)	(0.3)

Total operating earnings	$25.9	$43.0
EMEA - Europe, Middle East and Africa

Net earnings for the twelve months of fiscal 2016 were $136.2 million, or $2.99 per diluted share, including an unfavorable net of tax impact of $42.2 million or $0.94 per share from non-cash charges relating to impairment of goodwill and other assets, as well as, cash and non-cash charges or credits from our restructuring plans and other highlighted items.

Net earnings for the twelve months of fiscal 2015 were $181.2 million, or $3.77 per diluted share, including an unfavorable impact from highlighted charges of $26.5 million or $0.55 per share from non-cash charges relating to impairment of goodwill and other assets, as well as, cash and non-cash charges or credits from our restructuring plans and other highlighted items.

Adjusted Net earnings for the twelve months of fiscal 2016, on a non-GAAP basis, were $3.93 per diluted share. This compares to the prior year twelve months adjusted Net earnings of $4.32 per diluted share.

Net sales for the twelve months of fiscal 2016 were $2,316.2 million, a decrease of 8% compared to the net sales of $2,505.5 million in fiscal 2015. The 8% decrease was the result of a 7% decrease due to foreign currency translation impact and a 2% decrease in organic volume, partially offset by a 1% increase from acquisitions.

The impairment charges described above resulted from our annual goodwill impairment testing and these charges reflect that certain reporting units have projected cash flows that are insufficient to support their existing carrying values for goodwill and other indefinite-lived assets.

The Company's operating results for its business segments for the twelve months of fiscal years 2016 and 2015 are as follows:

	Fiscal year ended
	($ millions)
	March 31, 2016	March 31, 2015
Net sales by segment
Americas	$1,276.0	$1,322.4
EMEA	787.4	948.8
Asia	252.8	234.3

Total net sales	$2,316.2	$2,505.5

Operating earnings
Americas	$187.1	$168.7
EMEA	75.6	112.5
Asia	1.1	11.1
Restructuring charges - Americas	(2.1)	—
Restructuring and other exit charges - EMEA	(9.4)	(7.5)
Restructuring charges - Asia	(1.4)	(3.9)
Impairment of goodwill and indefinite-lived intangibles - Americas	(33.0)	(23.1)
Impairment of goodwill and fixed assets—EMEA	(3.3)	(0.8)
Competition investigations and related legal charges - EMEA	(4.0)	—
Reversal of legal accrual, net of fees - Americas	0.8	16.2
Gain on sale of facility - Asia	3.4	—
ERP system implementation - Americas	(4.1)	(2.0)
Stock-based compensation of senior executives (Americas $3.7, EMEA $2.7, Asia $0.7)	—	(7.1)
Acquisition activity expense - Americas	(0.3)	(0.2)
Acquisition activity expense - Asia	(0.4)	(0.5)

Total operating earnings	$210.0	$263.4

“I remain optimistic about our global business,” stated David M. Shaffer, Chief Executive Officer of EnerSys.  “We are expanding our premium products offering that provide the best value to our customers while continuing to focus on cost reductions.”

Mr. Shaffer added, “We maintain our previously announced guidance for our first quarter of fiscal 2017 for adjusted net earnings per diluted share of between $1.08 and $1.12, which excluded an expected charge of $0.04 from our ongoing restructuring programs and acquisition expenses.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net Earnings” in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net Earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets and those charges and credits that are not directly related to operating unit performance, such as fees and expenses related to acquisition activities, stock-based compensation of senior executives, significant legal proceedings, ERP system implementation and tax valuation allowance changes. Because these charges are not incurred as a result of ongoing operations or are incurred as a result of a potential or previous acquisition, they are not a helpful measure of the performance of our underlying business particularly in light of their unpredictable nature. This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net Earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net Earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net Earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	March 31, 2016		March 31, 2015
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$9.3		$26.5
Non-GAAP adjustments, net of tax:
Restructuring charges	5.3	(1)	5.1	(1)
Impairment of goodwill, indefinite-lived intangibles and fixed assets	32.1	(2)	20.7	(2)
ERP system implementation	0.8	(3)	0.4	(3)
Charges relating to sale of facility	1.1	(6)	—
Acquisition activity expense	0.1	(7)	0.2	(7)
Net tax expense	—		0.8	(8)
Noncontrolling partner's share of impairment and exit charges	(3.2)	(9)	—
Non-GAAP adjusted Net Earnings	$45.5		$53.7

Outstanding shares used in per share calculations
Basic	43,533,985		44,203,385
Diluted	44,158,541		46,579,230

Non-GAAP adjusted Net Earnings per share:
Basic	$1.05		$1.21
Diluted	$1.03		$1.15

Reported Net Earnings per share:
Basic	$0.21		$0.60
Diluted	$0.21		$0.57
Dividends per common share	$0.175		$0.175

	Quarter ended
	March 31, 2016		March 31, 2015
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring charges - Americas	$0.6	$0.4	$—	$—
(1) Restructuring and other exit charges - EMEA	4.8	4.5	3.4	3.1
(1) Restructuring charges - Asia	0.5	0.4	2.0	2.0
(2) Impairment of goodwill and indefinite-lived intangibles - Americas - (Purcell and Quallion)	33.0	28.8	23.1	19.9
(2) Goodwill and fixed assets impairment charge - EMEA - (South Africa joint venture)	3.3	3.3	0.8	0.8
(3) ERP system implementation - Americas	1.3	0.8	0.6	0.4
(6) Charges relating to sale of facility - Asia	0.9	1.1	—	—
(7) Acquisition activity expense - Americas	0.1	—	—	—
(7) Acquisition activity expense - Asia	0.1	0.1	0.3	0.2
(8) Net tax expense - Asia	—	—	0.8	0.8
(9) Noncontrolling partner's share of impairment and exit charges - EMEA - (South Africa joint venture)	—	(3.2)	—	—
Total Non-GAAP adjustments	$44.6	$36.2	$31.0	$27.2

EMEA - Europe, Middle East and Africa

	Fiscal year ended
	March 31, 2016		March 31, 2015
	(in millions, except share and per share amounts)
Net Earnings reconciliation
As reported Net Earnings	$136.2		$181.2
Non-GAAP adjustments, net of tax:
Restructuring charges	10.6	(1)	9.7	(1)
Impairment of goodwill, indefinite-lived intangibles and fixed assets	32.1	(2)	20.7	(2)
Legal proceedings charge / (reversal of legal accrual, net of fees)	2.9	(3)	(9.9)	(3)
Gain on disposition of equity interest in Altergy	—		(2.0)	(3)
ERP system implementation	2.5	(4)	1.3	(4)
Stock-based compensation of senior executives	—		5.3	(5)
Gain on sale of facility	(2.2)	(6)	—
Acquisition activity expense	0.5	(7)	0.6	(7)
Net tax expense (benefit)	(1.0)	(8)	0.8	(8)
Noncontrolling partner's share of impairment and exit charges	(3.2)	(9)	—
Non-GAAP adjusted Net Earnings	$178.4		$207.7

Outstanding shares used in per share calculations
Basic	44,276,713		45,606,317
Diluted	45,474,130		48,052,729

Non-GAAP adjusted Net Earnings per share:
Basic	$4.03		$4.55
Diluted	$3.93		$4.32

Reported Net Earnings per share:
Basic	$3.08		$3.97
Diluted	$2.99		$3.77
Dividends per common share	$0.70		$0.70

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Fiscal year ended
	March 31, 2016		March 31, 2015
	Pre-tax	Net of tax	Pre-tax	Net of tax
	($ millions)		($ millions)
(1) Restructuring - Americas	$2.1	$1.3	$—	$—
(1) Restructuring and other exit charges - EMEA	9.4	8.0	7.5	6.3
(1) Restructuring charges- Asia	1.4	1.3	3.9	3.4
(2) Impairment of goodwill and indefinite-lived intangibles - Americas - (Purcell and Quallion)	33.0	28.8	23.1	19.9
(2) Goodwill and fixed assets impairment charge - EMEA - (South Africa joint venture)	3.3	3.3	0.8	0.8
(3) Competition investigations and related legal charges - EMEA	4.0	3.4	—	—
(3) Reversal of legal accrual, net of fees - Americas	(0.8)	(0.5)	(16.2)	(9.9)
(3) Gain on disposition of equity interest in Altergy - Americas	—	—	(2.0)	(2.0)
(4) ERP system implementation - Americas	4.1	2.5	2.0	1.3
(5) Stock-based compensation of senior executives - Americas	—	—	3.7	2.8
(5) Stock-based compensation of senior executives - EMEA	—	—	2.7	2.0
(5) Stock-based compensation of senior executives - Asia	—	—	0.7	0.5
(6) Gain on sale of facility - Asia	(3.4)	(2.2)	—	—
(7) Acquisition activity expense - Americas	0.3	0.2	0.2	0.2
(7) Acquisition activity expense - Asia	0.4	0.3	0.5	0.4
(8) Tax benefit related to stock-based compensation of senior executives	—	(1.0)	—	—
(8) Net tax expense - Asia	—	—	0.8	0.8
(9) Noncontrolling partner's share of impairment and exit charges - EMEA - (South Africa joint venture)	—	(3.2)	—	—
Total Non-GAAP adjustments	$53.8	$42.2	$27.7	$26.5

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	March 31, 2016	March 31, 2015
Net sales	$611.4	$629.9
Gross profit	160.5	158.5
Operating expenses	91.5	86.2
Restructuring charges	5.9	5.4
Impairment of goodwill, indefinite-lived intangibles and fixed assets	36.3	23.9
Charges relating to sale of facility	0.9	—
Operating earnings	25.9	43.0
Earnings before income taxes	17.2	39.8
Net earnings attributable to EnerSys stockholders	$9.3	$26.5

Net earnings per common share attributable to EnerSys stockholders:
Basic	$0.21	$0.60
Diluted	$0.21	$0.57
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in per share calculations:
Basic	43,533,985	44,203,385
Diluted	44,158,541	46,579,230

	Fiscal year ended
	March 31, 2016	March 31, 2015
Net sales	$2,316.2	$2,505.5
Gross profit	611.7	640.9
Operating expenses	352.7	358.4
Restructuring charges	12.9	11.4
Impairment of goodwill, indefinite-lived intangibles and fixed assets	36.3	23.9
Legal accrual / (reversal of legal accrual, net of fees)	3.2	(16.2)
Gain on sale of facility	(3.4)	—
Operating earnings	210.0	263.4
Earnings before income taxes	182.0	249.3
Net earnings attributable to EnerSys stockholders	$136.2	$181.2

Net earnings per common share attributable to EnerSys stockholders:
Basic	$3.08	$3.97
Diluted	$2.99	$3.77
Dividends per common share	$0.70	$0.70
Weighted-average number of common shares used in per share calculations:
Basic	44,276,713	45,606,317
Diluted	45,474,130	48,052,729

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter and fiscal year 2016 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Wednesday, June 1, 2016 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be Webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s web site at http://www.enersys.com.

The conference call information is:

Date:	Wednesday, June 1, 2016
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	60074442

A replay of the conference call will be available from 12:30 p.m. on June 1, 2016 through midnight on July 1, 2016.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	60074442

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers from over 100 countries through its sales and manufacturing locations around the world.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," including "Forward-Looking Statements," set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2016. No undue reliance should be placed on any forward-looking statements.